                                     [LOGO]

                                 163 ACORN LANE
                           COLCHESTER, VERMONT 05446

                                                                  March 30, 2000

To Our Shareholders:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 18, 2000, at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont 05403. As the meeting will begin promptly at 10:00 a.m., please plan to arrive earlier.

    The proxy, which follows this letter, gives you the opportunity to vote on three items. The first item is a proposal to change the size and structure of the Board of Directors to consist of between seven and ten members. This would give the Board of Directors the flexibility to adjust the size of the Board to fit the evolving circumstances of the Company.

    The second item is the election of two Class II members to the Board:
Merrill O. Burns and Christopher L. Dutton. Ruth Page, who has served GMP as a Class II director since 1985, has decided to retire and will not stand for reelection. Mrs. Page has served with great distinction, and we thank her for thoughtful contributions to GMP over the years.

    The third item is an incentive plan that further aligns the interests of GMP's management and employees with your interests as shareholders. The proposed incentive plan would allow the Board to offer stock options to employees, officers and others. Such incentives will help the Company attract, retain and motivate people who will contribute greatly to the future success of the Company.

    Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. The Board of Directors recommends that you vote for the three items outlined above. Your vote is important.

    Thank you for your continued interest in Green Mountain Power Corporation.

                                          Sincerely,

[LOGO]                                         [LOGO]
Thomas P. Salmon                               Christopher L. Dutton
Chairman,                                      President and
Board of Directors                             Chief Executive Officer

                                     [LOGO]

                                 163 ACORN LANE
                           COLCHESTER, VERMONT 05446

                                                                  MARCH 30, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
GREEN MOUNTAIN POWER CORPORATION:

    We will hold the Annual Meeting of Shareholders of Green Mountain Power Corporation, a Vermont corporation, at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont, 05403, on Thursday, May 18, 2000 at 10:00 a.m., Eastern Daylight Savings Time. The meeting's purposes are to:

    1.  Consider changes to the structure of the Company's Board of Directors;

    2.  Elect two Directors;

    3.  Consider the 2000 Stock Incentive Plan; and

    4. Consider any other matters which may properly come before the meeting and any adjournments thereof.

    Only shareholders of record of common stock at the close of business on March 23, 2000 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available at the meeting for examination by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal office, 163 Acorn Lane, Colchester, Vermont 05446.

    To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

                                          [LOGO]

                                          Nancy Rowden Brock
                                          Secretary

                      PLEASE VOTE--YOUR VOTE IS IMPORTANT

                                PROXY STATEMENT

                        GREEN MOUNTAIN POWER CORPORATION
                                 163 ACORN LANE
                           COLCHESTER, VERMONT 05446
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2000
                            ------------------------

                                                                  MARCH 30, 2000

                             PROXY AND SOLICITATION

    The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the "Company" or "GMP") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 18, 2000, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to the shareholders on or about March 30, 2000.

    The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy materials to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile, by telegraph, or by certain of the Company's employees, without compensation therefor. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at an estimated cost of $7,000, plus reimbursement of reasonable out-of-pocket expenses.

    Shareholders who execute proxies retain the right to revoke them by notifying the Corporate Secretary by mail at the above address or in person at the Annual Meeting before they are voted. A proxy in the accompanying form, when it is returned properly executed, will be voted at the Annual Meeting in accordance with the instructions given, and if no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors.

                      STOCK OUTSTANDING AND VOTING RIGHTS

    On March 23, 2000, the record date for the Annual Meeting, the Company had 5,434,169 outstanding shares of Common Stock, which is the only class of stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held. In addition, the Company holds 15,856 shares of Common Stock as Treasury Stock.

    The affirmative vote of a majority of the shares represented at the Annual Meeting is required to change the structure of the Board of Directors, Item 1; for the election of Class II Directors, Item 2; and to approve the 2000 Stock Incentive Plan, Item 3. Abstentions and broker non-votes will not be counted as votes For or Against.

    The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instructions are given and the proxy is executed, the shares will be voted FOR Items 1, 2 and 3. The Board of Directors knows of no other matters for consideration at the meeting. If any other matters are properly presented, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table lists, as of March 23, 2000, information relating to the ownership of the Company's Common Stock by each Director and each Executive Officer named in the Summary Compensation Table and by all Directors and Executive Officers as a group. Each individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted below.

                                                             AMOUNT AND NATURE OF     PERCENTAGE OF
NAME                                 POSITION(S)             BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
----                      ---------------------------------  --------------------   ------------------
Nancy Rowden Brock......  Vice President, Chief Financial             1,707                   *
                          Officer, Secretary and Treasurer
Nordahl L. Brue.........  Director                                    3,027(1)                *
William H. Bruett.......  Director                                    2,100                   *
Merrill O. Burns........  Director                                    2,220                   *
Lorraine E.               Director                                      650                   *
Chickering..............
John V. Cleary..........  Director                                    3,108                   *
David R. Coates.........  Director                                    5,000                   *
Christopher L. Dutton...  President and Chief Executive               4,033(2)                *
                          Officer and Director
Euclid A. Irving........  Director                                      834                   *
Martin L. Johnson.......  Director                                    1,444                   *
Ruth W. Page............  Director                                    1,389(3)                *
Mary G. Powell..........  Senior Vice President, Customer               737                   *
                          and Business Development
Thomas P. Salmon........  Chairman of the Board                       1,530                   *
Stephen C. Terry........  Senior Vice President, Government           4,140(4)                *
                          and Legal Relations
Jonathan H. Winer.......  President, Mountain Energy, Inc.            2,480(5)                *
All Directors and
Executive Officers as a
Group...................                                             34,399                   *

------------------------

*   Less than one percent

(1) Mr. Brue owns 2,827 of these shares directly. The remaining 200 shares are owned by Mr. Brue's children; Mr. Brue disclaims any other beneficial interest in the 200 shares owned by his children.

(2) Mr. Dutton owns 3,937 of these shares directly. The remaining 96 are owned by Mr. Dutton's children for whom Mr. Dutton's wife serves as custodian;
    Mr. Dutton disclaims any other beneficial interest in the 96 shares owned by his children.

(3) Mrs. Page owns 1,189 of these shares directly. Her husband owns the remaining 200 of these shares; Mrs. Page disclaims any other beneficial interest in the 200 shares owned by her husband.

(4) Mr. Terry owns 4,110 of these shares directly. His wife owns the remaining 30 of these shares; Mr. Terry disclaims any other beneficial interest in the 30 shares owned by his wife.

(5) Mr. Winer owns 2,472 of these shares directly. The remaining 8 shares are owned by Mr. Winer's daughter for whom Mr. Winer serves as custodian;
    Mr. Winer disclaims any other beneficial interest in the 8 shares owned by his daughter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's Directors and Executive Officers are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership (Form 5) and changes in ownership (Form 4) of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 1999, all requirements have been complied with except that a series of transactions was not timely reported. David R. Coates, a Class I Director, inadvertently failed to file a report on Form 4 concerning the purchase of a total of 2,000 shares of Common Stock. However, the series of transactions has been reported on Form 4 as instructed by the Securities and Exchange Commission.

      ITEM 1. CONSIDER CHANGES TO THE STRUCTURE OF THE BOARD OF DIRECTORS

    The Board of Directors of your Company approved an amendment to the Company's Bylaws that would allow the Board to consist of between seven and ten members as determined by vote of the Board of Directors from time to time, and to be elected at the annual meeting of the shareholders or at a special meeting held in its place thereof. The purpose of the change is to give the Board of Directors flexibility to adjust the size of the Board to fit the evolving circumstances of the Company.

    Over the course of the last two years, half of the senior management posts and over 100 other positions have been eliminated in the Company. Also, during 1999 the Board dissolved three of its committees. The Company has sold non-core businesses, and is in the process of selling the remainder of such businesses. Unused or underutilized properties have been sold, and subsidiaries that no longer conduct active business have been liquidated.

    In order to streamline the Board of Directors itself, consistent with these other changes, approval of the shareholders is required under Vermont law, in addition to the Bylaws change already described. If the shareholders approve the change in the structure of the Board, the number of directors in each class will be kept as nearly equal as possible. Also, no sitting Director may lose his or her position through action of the Board; the Board would, under the Bylaws change, only be able to eliminate Board seats that were vacated due to resignation, death, or expiration of term.

    The Board has voted that, if the shareholders approve this change, the number of directors, effective at and from the May 18, 2000 Annual Meeting, will be reduced from eleven to ten members.

    The Board of Directors recommends that the shareholders approve the proposal to change the structure of the Board of Directors. The persons named in the accompanying Proxy intend to vote the proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the change requires a favorable vote of the holders of at least a majority of the Common Shares present and entitled to vote.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED CHANGES TO THE STRUCTURE OF THE BOARD OF DIRECTORS.

                         ITEM 2. ELECTION OF DIRECTORS

    If Item 1 passes, the Board will have ten members divided into three classes. Directors in each class serve for three-year terms and at each annual meeting, the term of one class expires. Mrs. Ruth W. Page, who has served your Company as a Class II director since 1985, has decided to retire and will not stand for reelection. We would like to take this opportunity to thank Mrs. Page for her many years of service to the Company. The Board of Directors of your Company approved an amendment to the Company's Bylaws that would allow the Board to consist of between seven and ten members as determined by vote of the Board of Directors from time to time, and to be elected at the annual meeting of the shareholders or at a special meeting held in place thereof. Having adopted this amendment, the Board has determined that there shall be ten members for the ensuing year. The directors being nominated to serve as Class II Directors are Merrill O. Burns and Christopher L. Dutton.

    Directors will be elected by a majority of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified.

    The following table lists each nominee and each continuing Director, their principal occupation for the last five years, age and length of service as a Director.

                                    CLASS II
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                   (TERM EXPIRES AT THE 2003 ANNUAL MEETING)

                                                                                     DIRECTOR
                                                                                      SINCE
                                                                                     --------
Merrill O. Burns...........  Group Executive, USWeb/CKS (Internet Professional
                             Services) since September 1999; Partner, Mitchell
                             Madison Group (consultants) since 1996; Senior Vice
                             President and Executive Corporate Development Officer,
                             BankAmerica Corporation from 1991 to 1996. (53)           1988

Christopher L. Dutton......  President, Chief Executive Officer and Chairman of the
                             Executive Committee of the Company since August 1997;
                             Vice President, Finance and Administration, Chief
                             Financial Officer and Treasurer from 1995 to 1997;
                             Vice President and General Counsel from 1993 to 1995;
                             Vice President, General Counsel and Corporate
                             Secretary from 1989 to 1993; Director of Vermont
                             Yankee Nuclear Power Corporation, and of Vermont
                             Electric Power Company, Inc.; Member of Vermont
                             Business Roundtable. (51)                                 1997

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

                                   CLASS III
                   (TERM EXPIRES AT THE 2001 ANNUAL MEETING)

                                                                                     DIRECTOR
                                                                                      SINCE
                                                                                     --------
Nordahl L. Brue............  Chairman and Chief Executive Officer of Bruegger's
                             Corporation (quick service restaurants) since 1997;
                             Principal, Champlain Management Services, Inc. (real
                             estate development and management services) since
                             1985; Stockholder or Partner, Sheehey Brue Gray &
                             Furlong, P.C., Attorneys, Burlington, Vermont from
                             1979 to December 1997; Member of the Governor's
                             Council of Economic Advisors; and Trustee of Grinnell
                             College and Shelburne Museum. (55)                        1992

                                                                                     DIRECTOR
                                                                                      SINCE
                                                                                     --------
Lorraine E. Chickering.....  President of Public Communications of Bell Atlantic
                             Corporation from August 1997 to December 1999;
                             President of Public and Operator Services of Bell
                             Atlantic Corporation from 1993 to 1997; Vice
                             President, Quality, 1993 and Vice President,
                             Operations and Engineering of Chesapeake and Potomac
                             Telephone Company, a subsidiary of Bell Atlantic
                             Corporation, from 1991 to 1993. (49)                      1994

John V. Cleary.............  Retired President and Chief Executive Officer of the
                             Company; Chief Executive Officer, President and
                             Chairman of the Executive Committee of the Company
                             from 1983 to 1993. (71)                                   1980

Euclid A. Irving...........  Partner, Paul, Hastings, Janofsky & Walker, LLP,
                             Attorneys, New York, New York, since 1990; member of
                             the Board of Trustees of the University of Virginia
                             Law School Foundation. (47)                               1993

                                    CLASS I
                   (TERM EXPIRES AT THE 2002 ANNUAL MEETING)

                                                                                     DIRECTOR
                                                                                      SINCE
                                                                                     --------
William H. Bruett..........  Senior Vice President, Group Product Manager of
                             PaineWebber, Inc. since 1990; Director of PaineWebber
                             Trust Co. and Chairman of PaineWebber International
                             Bank Ltd., London, subsidiaries of PaineWebber Group,
                             Inc., since 1990. (56)                                    1986

David R. Coates............  Retired Partner, KPMG Peat Marwick; Partner KPMG Peat
                             Marwick from 1987 to 1993; Business Consultant and
                             Advisor; Chair of the Key Bank District Board of
                             Directors since 1995; Director of National Life of
                             Vermont, of Union Mutual Fire Insurance Company, and
                             of Quebecor Printing (USA) Corporation; Member of the
                             Governor's Council of Economic Advisors, of the State
                             of Vermont's Debt Affordability Advisory Committee,
                             and of Vermont Municipal Bond Bank and Chair of the
                             Vermont Economic Progress Council. (62)                   1999

Martin L. Johnson..........  Chairman and majority owner of The Johnson Company,
                             Inc. (environmental science and engineering
                             consultants) since 1978; Secretary of the State of
                             Vermont Agency of Environmental Conservation from 1973
                             to 1978. (72)                                             1991

                                                                                     DIRECTOR
                                                                                      SINCE
                                                                                     --------
Thomas P. Salmon...........  Chairman of the Board of the Company since 1983;
                             President of the University of Vermont from 1993 to
                             1997; Interim President of the University of Vermont
                             from 1991 to 1993; Of Counsel, Salmon and Nostrand,
                             Attorneys, Bellows Falls, Vermont; Governor of the
                             State of Vermont from 1973 to 1977; Member of the
                             Governor's Council of Economic Advisors since 1991;
                             Director of Vermont Electric Power Company, Inc., of
                             National Life Insurance Company, of Union Mutual
                             Insurance Company, and Member of the Board of Trustees
                             of Middlebury College. (67)                               1978

                              BOARD COMPENSATION,
                  MEETINGS, COMMITTEES AND OTHER RELATIONSHIPS

COMPENSATION

    Non-employee Directors receive an annual fee of $9,500. In addition to the annual fee, the Chairman of the Board receives an annual fee of $30,000. Directors also receive $650 for each Board, committee or other meeting attended in person, or $350 for each meeting attended by telephone. An additional annual fee of $2,500 paid to committee chairs was eliminated on October 4, 1999. We reimburse directors for reasonable expenses related to their Board service. Directors may defer all or part of their annual fee and meeting fees under the Director's Deferred Compensation Plan. Deferred amounts earn interest and the Director may determine at the time of the deferral, or in limited instances thereafter, when the funds are to be paid.

BOARD MEETINGS

    In 1999, the Board held a total of eight meetings. Each Director attended not fewer than 81% of his or her Board and committee meetings.

BOARD COMMITTEES

    THE EXECUTIVE COMMITTEE exercises all the powers of the Board in the management of the current and ordinary business of the Company, except as otherwise provided by law. The Executive Committee held no meetings during 1999.
MEMBERS: Christopher L. Dutton, Chairman, Nordahl L. Brue, David R. Coates, Martin L. Johnson, Ruth W. Page and Thomas P. Salmon.

    THE AUDIT COMMITTEE annually recommends to the Board the appointment of independent auditors. It also reviews the scope of audits and receives, reviews and takes action deemed appropriate with respect to audit reports submitted and other audit matters. The Audit Committee held four meetings in 1999. All members are non-employee Directors. MEMBERS: Euclid A. Irving, Chairman, William H. Bruett, Merrill O. Burns, David R. Coates and Ruth W. Page.

    THE GOVERNANCE COMMITTEE recommends to the Board persons selected by the Committee for nomination to the Board. It also reviews organizational plans and activities to assure the development and continuity of management leadership and oversees the proper governance of the Company. The Governance Committee held two meetings in 1999. MEMBERS: William H. Bruett, Chairman, Nordahl L. Brue, Lorraine E. Chickering, John V. Cleary and Thomas P. Salmon.

    THE COMPENSATION COMMITTEE is charged with the responsibility of reviewing and making recommendations to the Board regarding the annual salaries of officers and incentive awards to officers and key management personnel. It also recommends to the Board any needed revisions to the compensation of officers and assists the Board in discharging its responsibilities in connection with the compensation of officers. The Compensation Committee held two meetings in 1999. All members are non-employee Directors. MEMBERS: Merrill O. Burns, Chairman, Lorraine E. Chickering, John V. Cleary, David R. Coates, Euclid A. Irving and Martin L. Johnson.

    The following committees had been in place prior to January 1, 2000. As part of the Company's overall streamlining efforts, these committees were eliminated and their duties were assumed by the remaining four committees listed above.

    THE SPECIAL ISSUES COMMITTEE addressed unusual, extraordinary or miscellaneous issues that confront the Company from time to time. The Special Issues Committee held no meetings in 1999. MEMBERS: John V. Cleary, Chairman, Nordahl L. Brue, Christopher L. Dutton, Euclid A. Irving and Thomas P. Salmon.

    THE SUBSIDIARIES OVERSIGHT COMMITTEE oversaw the non-utility operations of the Company. The Subsidiaries Oversight Committee held three meetings in 1999.
MEMBERS: Martin L. Johnson, Chairman, and Euclid A. Irving.

    THE STRATEGIC FINANCIAL ADVISORY COMMITTEE, formed in October 1998, considered current financial issues confronting the Company and reviewed appropriate financial strategies presented by management, reporting any recommendations to the Board. The Strategic Financial Advisory Committee held four meetings during 1999. MEMBERS: William H. Bruett, Chairman, Nordahl L. Brue, John V. Cleary and Euclid A. Irving.

OTHER RELATIONSHIPS

    Martin L. Johnson, a Class I Director, is Chairman and majority owner of The Johnson Company, Inc., an environmental science and engineering consulting firm. The Company paid The Johnson Company, Inc. $22,818.74 to assist with environmental matters in 1999.

                   ITEM 3: CONSIDER 2000 STOCK INCENTIVE PLAN

GENERAL

    On February 7, 2000, the Board of Directors adopted the 2000 Stock Incentive Plan (the "Incentive Plan"), subject to approval of the Company's shareholders and of the Vermont Public Service Board ("VPSB"). The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock grants, other stock-based awards and performance awards to employees, officers, consultants, independent contractors and Directors providing services to the Company and its subsidiaries.

    The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Appendix A.

SUMMARY OF THE INCENTIVE PLAN

PURPOSE

    The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an additional opportunity to acquire a proprietary interest in the Company.

ADMINISTRATION

    The Compensation Committee has been designated by the Board of Directors to administer the Incentive Plan. The Compensation Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. The Compensation Committee will have full authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee's powers and duties under the Incentive Plan.

ELIGIBILITY

    Any employee, officer, consultant, independent contractor or Director providing services to the Company and its subsidiaries will be eligible to be selected by the Compensation Committee to receive an award under the Incentive Plan. As of December 31, 1999, there were approximately 205 persons (not including consultants and contractors) who were eligible as a class to be selected by the Compensation Committee to receive an award under the Incentive Plan.

NUMBER OF SHARES

    The Incentive Plan provides for the issuance of up to 500,000 Common Shares, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Common Shares subject to awards under the Incentive Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Incentive Plan. Common Shares used by a participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award will also be available for awards under the Incentive Plan. The Common Shares issued under the Incentive Plan may be authorized but unissued shares or shares acquired on the open market or otherwise.

    No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Common Shares, relating to more than 100,000 shares in the aggregate in any calendar year.

TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS.

    The types of awards that may be granted under the Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the Incentive Plan will be the participant's past, present or expected future contributions to the Company.

STOCK OPTIONS

    Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Incentive Plan. The Compensation Committee will determine the exercise price of any stock option granted under the Incentive Plan, but in no event will the exercise price be less than 100% of the fair market value of the Common Shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including delivery of Common Shares having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using Common Shares. The reload option will entitle the participant to acquire Common Shares equal to the number of Common Shares surrendered or withheld.

STOCK APPRECIATION RIGHTS

    The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one Common Share on the date of exercise over the fair market value of one Common Share on the date of grant. The payment may be made in cash or Common Shares, or other form of payment, as determined by the Compensation Committee. The grant price for Stock Appreciation Rights will be not less than the fair market value of the Common Shares on the date of grant.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the Incentive Plan will be evidenced by stock certificates, which will be held by the Company, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one Common Share and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

PERFORMANCE AWARDS

    A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, Common Shares or other securities, or other awards or property.

OTHER STOCK GRANTS

    The Compensation Committee may otherwise grant Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

OTHER STOCK-BASED AWARDS

    The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for Common Shares or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.

CHANGE IN CONTROL PROVISIONS

    The Incentive Plan provides that in the event of a "Change in Control" (as defined in the Incentive Plan), all stock options and stock appreciation rights will become immediately exercisable, the restrictions applicable to outstanding restricted stock and restricted stock units, other stock grants and other stock-based awards will lapse and become exercisable, and unless otherwise determined by the Compensation Committee, the value of outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, other stock grants and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding performance awards will be vested and paid out on a prorated basis.

DURATION, TERMINATION AND AMENDMENT

    The Incentive Plan, if approved by shareholders and the VPSB, will be effective as of February 7, 2000. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Incentive Plan after February 7, 2005. The Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the Incentive Plan that requires shareholder approval under the rules or regulations of the New York Stock Exchange or any securities exchange that are applicable to the Company or that would cause the Company to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Incentive Plan, or that would decrease the grant or exercise price of any option, stock appreciation right, other stock grant or other stock-based award to less than fair market value on the date of grant.

FEDERAL TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the Incentive Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The grant of an option or stock appreciation right will not result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will recognize taxable income for ordinary income tax purposes upon exercising the Incentive Stock Option; however, the amount by which the fair market value of the Common Shares on the exercise date exceeds the exercise price is an adjustment in computing the participant's alternative minimum tax in the year of exercise. The Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised.

    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any Common Shares received are taxable to the recipient as ordinary income and deductible by the Company.

    The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a "qualifying disposition" of Common Shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

OTHER AWARDS:

    With respect to other awards granted under the Incentive Plan that are payable either in cash or Common Shares that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the Common Shares received (determined as of the date of such receipt) over (b) the amount (if any) paid for such Common Shares by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in Common Shares that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of
(i) the fair market value of the Common Shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such Common Shares by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

SATISFACTION OF TAX OBLIGATIONS

    Under the Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender Common Shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

SECTION 162(M) REQUIREMENTS

    Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation". The Company believes that awards of stock options, stock appreciation rights and certain other "performance-based compensation" awards under the Incentive Plan will qualify for the performance-based exception to the deductibility limit.

    The Board of Directors recommends that the shareholders approve the proposed Incentive Plan. If approved by the shareholders and the VPSB, the Plan will be effective as of February 7, 2000 and no awards will be made after February 7, 2005. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the Incentive Plan requires a favorable vote of the holders of at least a majority of the Common Shares present and entitled to vote.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED 2000 STOCK INCENTIVE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table summarizes the compensation the Company paid the President and Chief Executive Officer and each of the four other most highly compensated executive officers as of the end of 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                    ANNUAL                          COMPENSATION
                                                               COMPENSATION(1)                         AWARDS
                                                             --------------------                   -------------
                                                                                        OTHER        RESTRICTED
                                                                        INCENTIVE      ANNUAL           STOCK         ALL OTHER
               NAME AND PRINCIPAL                                        AWARDS     COMPENSATION      AWARD(S)      COMPENSATION
                    POSITION                        YEAR      SALARY       (2)           (3)             (4)             (5)
------------------------------------------------  --------   --------   ---------   -------------   -------------   -------------
Christopher L. Dutton                               1999     $210,000       0          $  854             0            $6,979
  President and Chief Executive Officer             1998     $213,231       0          $1,384             0            $5,649
                                                    1997     $160,525       0          $2,001             0            $5,392

Stephen C. Terry                                    1999     $150,000       0          $  746             0            $6,134
  Senior Vice President, Government and Legal       1998     $152,308       0          $1,305             0            $4,110
  Relations                                         1997     $138,578       0          $1,931             0            $4,663

Mary G. Powell (6)                                  1999     $130,690       0               0             0            $4,814
  Senior Vice President, Customer and Business      1998     $ 96,154       0               0             0            $  997
  Development                                       1997            0       0               0             0                 0

Nancy Rowden Brock (6)                              1999     $125,000       0               0             0            $4,648
  Vice President, Chief Financial                   1998     $ 80,435       0               0             0            $1,370
  Officer, Secretary and Treasurer                  1997            0       0               0             0                 0

Jonathan H. Winer                                   1999     $125,000       0          $  184             0            $4,903
  President, Mountain Energy, Inc.                  1998     $127,404       0          $  321             0            $3,151
                                                    1997     $117,229       0          $  446             0            $3,713

------------------------------

(1) Amounts shown include base salary and variable compensation awards earned by the Officers on the basis of the Company's operating results in 1997 and 1998, as well as amounts earned but deferred at the election of those Officers. No variable compensation awards were made in 1997 or 1998. We anticipate that no variable compensation awards will be given for 1999 based on the Company's 1999 financial performance. See Compensation Committee Report on Executive Compensation.

(2) In 1994, the Company adopted the Compensation Program for Officers and Certain Key Management Personnel (the "Compensation Program"). No payments were made in the last three years under the Compensation Program based on the Company's performance in those years, as indicated in the Incentive Awards column of this Summary Compensation Table. See Compensation Committee Report on Executive Compensation.

(3) The amounts shown in this column represent dividends paid on restricted shares awarded under the Compensation Program and interest on deferred compensation for amounts above 120% of the applicable federal long-term rate.

(4) The restricted share awards are made in accordance with the Compensation Program. No restricted share awards were made for 1997 or 1998, and we anticipate that no restricted share awards will be made based on the Company's 1999 financial performance. See Compensation Committee Report on Executive Compensation. Quarterly dividends are paid on the shares and reported as part of Other Annual Compensation. At December 31, 1999, the aggregate number of shares and the value of all restricted stock holdings, based on the market value of the shares at December 31, 1999, without giving effect to the diminution of value attributed to the restrictions on such stock, of Messrs. Dutton, Terry, and Winer, respectively, were 1,398 shares, $10,398; 1,356 shares, $10,085; and 334 shares, $2,484. Ms. Powell and
    Ms. Brock had no restricted shares at December 31, 1999.

(5) The total amounts shown in this column for the last fiscal year consist of the following:

    (i) Premiums attributable to Company-owned life insurance policies:
        Mr. Dutton $992, Mr. Terry $837, Ms. Powell $216, Ms. Brock $278 and Mr. Winer $360.

    (ii) Company matching contributions to the Employee Savings and Investment
         Plan: Mr. Dutton $5,987, Mr. Terry $5,297, Ms. Powell $4,597,
         Ms. Brock $4,370 and Mr. Winer $4,543.

(6) Ms. Brock and Ms. Powell joined the Company in March 1998. Therefore, the 1998 totals represent only a partial year.

COMPENSATION AWARDS FOR 1999 PERFORMANCE

    As of the date hereof, the Compensation Committee of the Board has not made a formal recommendation to the Board of Directors for compensation awards based on 1999 performance. However, we anticipate that no variable compensation awards will be paid to the Officers under the Compensation Program for 1999 based on the Company's 1999 financial performance. See Compensation Committee Report on Executive Compensation.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board is comprised only of non-employee Directors. The Committee is responsible for:

    - recommending executive compensation plans to the Board;

    - administering executive compensation plans as authorized by the Board;

    - recommending compensation levels for the Officers of the Company, including the Chief Executive Officer;

    - reviewing and making recommendations to the Board regarding incentive awards pursuant to the Compensation Program for Officers and Certain Key Management Personnel; and

    - considering all executive compensation issues and recommending such issues to the Board for approval.

    This is the report of the Committee describing the Compensation Program and the basis upon which the 1999 compensation determinations were made. We have not made any recommendations as of this date regarding variable compensation to be awarded for 1999. However, we anticipate that no variable compensation awards will be made under the Compensation Program based on the Company's 1999 financial performance. In addition, we are recommending the termination of the existing variable compensation provisions of the Compensation Program for Officers and Certain Key Management Personnel and are recommending replacing such provisions with a stock incentive stock plan which we believe is more consistent with creating shareholder value and attracting and retaining employees and rewarding appropriate employees for creating such value.

COMPENSATION PHILOSOPHY

    It is our philosophy that executive compensation should be competitive in the marketplace, be aligned with corporate performance, and promote the strategic objectives of the Company. Specifically, base compensation for executives should compare favorably with organizations competing for similar talent. The new Compensation Program for Officers and Certain Key Management Personnel is designed to meet these objectives. It is comprised of two components: base salary; and, a new variable compensation approach, which is outlined in Item 3 for shareholder approval.

BASE SALARY

    Base salaries under the Compensation Program are intended to provide a competitive rate of fixed compensation. Base salary levels are assessed by compiling and analyzing salary information from various survey sources, including the Mercer Finance, Accounting & Legal Compensation Survey, the Watson Wyatt World Wide Top Management Report, and the Edison Electric Executive Compensation Survey. We select companies from the surveys which are of similar size or have other operating characteristics similar to the Company. We believe these companies are representative of the Company's main competition for executive talent. Consequently, the compensation survey groups include companies that are different from the companies in the Edison Electric Institute 100 and the S&P 500 Composite Index used for the Performance Graph.

NEW VARIABLE COMPENSATION APPROACH

    1999 was a year of dramatic change for the Company and its employees. The Company restructured its entire operations to reduce costs and improve operational and management effectiveness (a project called "GMPWORKS"). The result of this project was an approximate reduction of 33% in overall headcount and a 50% reduction in officers. In May 1999, we considered base salary adjustments and ultimately we recommended to the Board that, given the overall financial performance of the Company, base salary increases should not be given at that time. The Board accepted our recommendations and no increases were given to the officers named in this proxy statement. We also determined that based on the Company's performance in 1998, no variable compensation awards would be made in 1999.

    In August 1999, based on the recommendation of the Chief Executive Officer, we approved a salary increase for one of the Company's Vice Presidents who had assumed increased duties and a promotion from Assistant Vice President, as part of the Company restructuring.

    In December 1999, we commissioned the firm of Watson Wyatt (an independent third party) to assist in the development of a Stock Incentive Plan for the Company's officers and general employee population. The Compensation Committee recommended to the Board in January 2000 a specific plan that better aligns incentives with the objectives of the Company. As part of the Watson Wyatt review, an analysis of base and total compensation for senior officers was conducted. Watson Wyatt has advised the Compensation Committee that the total direct compensation of the Company's current management is substantially below that of its peer group. The independent study demonstrated to the Compensation Committee that it is necessary to establish the new incentive compensation plan in order to put the Company's current management in line with its peer group, retain current management and attract future talented management in the upcoming years.

    In December 1999, the Compensation Committee recommended, and the Board approved, base salary adjustments for the Chief Executive Officer and three senior officers effective January 1, 2000. The Chief Executive Officer and one Senior Vice President had not received a compensation adjustment in over
2.5 years. One of the Company's Senior Vice Presidents had assumed increased duties and was promoted from Vice President, and the Chief Financial Officer assumed additional responsibilities as part of the Company restructuring.

    The Company has reviewed its compensation policies and programs in light of
Section 162(m) of the Internal Revenue Code and has determined that
Section 162(m) will have no impact on its executive compensation program in 1999 because no Executive Officer will receive compensation for such year in excess of the $1 million threshold.

CHIEF EXECUTIVE OFFICER COMPENSATION

    For the reasons stated above, the Chief Executive Officer did not receive an increase in base salary in 1999 nor did he receive a variable compensation award based on the 1998 financial performance of the Company.

CONCLUSION

    We believe the Company's executive compensation program, as proposed, appropriately aligns executive compensation with individual and corporate performance and increases in shareholder value, is competitive with the market and is sensitive to the concerns of customers, shareholders, and other constituencies.

                             COMPENSATION COMMITTEE

Merrill O. Burns, Chairman             David R. Coates
Lorraine E. Chickering                 Euclid A. Irving
John V. Cleary                         Martin L. Johnson

                               PERFORMANCE GRAPH
                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
   GREEN MOUNTAIN POWER CORPORATION, EEI 100 INDEX (UTILITIES) AND S&P INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE OF $100 INITIAL INVESTMENT
                                    1994    1995    1996    1997    1998    1999
GMP                               100.00  107.87  100.98   83.41   51.30   38.50
EEI 100                           100.00  131.02  132.59  168.88  192.34  156.57
S&P 500                           100.00  137.44  169.00  225.37  289.79  350.76

                                                       1994       1995       1996       1997       1998       1999
                                                       ($)        ($)        ($)        ($)        ($)        ($)
                                                     --------   --------   --------   --------   --------   --------
GMP................................................   100.00     107.87     100.98      83.41      51.30      38.50
EEI 100............................................   100.00     131.02     132.59     168.88     192.34     156.57
S&P 500............................................   100.00     137.44     169.00     225.37     289.79     350.76

* Assumes $100.00 invested on December 31, 1994 and dividends reinvested. Historical performance does not necessarily predict future results.

                  PENSION PLAN INFORMATION AND OTHER BENEFITS

PENSION PLAN INFORMATION

    All employees are covered by the Employees' Retirement Plan of Green Mountain Power Corporation the ("Retirement Plan") if they have been employed for more than one year. The Retirement Plan is a defined benefit plan providing for normal retirement at age 65. Provided that a participant has at least ten years of continuous service, early retirement may be taken beginning the first day of any month following the attainment of age 55. If retirement occurs prior to age 60, benefits are reduced as shown in the table below:

AGE AT RETIREMENT       REDUCTION OF BENEFITS
-----------------       ---------------------
     59                           8%
     58                          16%
     57                          23%
     56                          30%
     55                          37%

    For employees with at least five but less than ten years of continuous service who commence benefits before age 65, benefits are actuarially reduced. If retirement occurs after age 60 and completion of at least 10 years of credited service, the full accrued benefit is payable.

    Retirement benefits are based on final average base compensation and length of service. Final average base compensation is the average of the compensation (limited to base salary for Officers, as shown in the Salary column of the Summary Compensation Table for the Officers named in this proxy statement, and straight-time payroll wages for other employees) for the highest 36 consecutive fiscal months out of the final ten years of employment. The normal retirement benefit is equal to 1.1% of the final average compensation up to the covered compensation amount plus 1.6% of final average base compensation over covered compensation multiplied by each year of credited service up to 35 years. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

    The following table shows the estimated annual pension benefit payable pursuant to the Retirement Plan to all covered employees, including the officers named in this proxy statement, for the average compensation and years of service indicated. It assumes retirement at age 65 and an election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the table.

                               PENSION PLAN TABLE

        ANNUAL AVERAGE BASE
            COMPENSATION                       ESTIMATED ANNUAL RETIREMENT BENEFITS
              HIGHEST                          AT NORMAL RETIREMENT AGE OF 65 YEARS
       36 CONSECUTIVE FISCAL                        CREDITED YEARS OF SERVICE*
       MONTHS OF THE LAST 10           ----------------------------------------------------
          YEARS PRECEDING                                                            35 &
             RETIREMENT                   15         20         25         30        Over
       ---------------------           --------   --------   --------   --------   --------
                ($)                      ($)        ($)        ($)        ($)        ($)
               80,000                   16,860     22,480     28,100     33,720     39,340
              100,000                   21,660     28,880     36,100     43,320     50,540
              120,000                   26,460     35,280     44,100     52,920     61,740
              140,000                   31,260     41,680     52,100     62,520     72,940
              160,000**                 36,060     48,080     60,100     72,120     84,140

    Credited years of service (including service credited with other companies), as of December 31, 1999, for each of the Officers named in this proxy statement were as follows: C. L. Dutton 14.8 years; N.R. Brock .83; M.G. Powell .75; S. C. Terry 13.8 years; J. H. Winer 15.5 years.

------------------------

** Compensation cap for 1997, 1998 and 1999 is $160,000.

OTHER BENEFITS

SUPPLEMENTAL RETIREMENT PLAN

    In addition to the Retirement Plan described above, all the Officers, including the Officers named in this proxy statement, participate in a Supplemental Retirement Plan. The plan provides retirement and survivor's benefits for a period of fifteen years following retirement. The benefits are a percentage of the Officer's final salary:

        44% for the most senior Officer;

        33% for the next most senior Officers; and

        22% for the third most senior Officers.

    The retirement benefits are partially covered by the life insurance coverage that we have obtained (see below). The cost of this plan cannot be properly allocated or determined for any one plan participant because of the overall retirement plan assumptions. We are recording the estimated cost of the supplemental retirement plan benefits on a current basis and the income from the life insurance coverage as it is earned.

LIFE INSURANCE PLAN

    The Officers participate in a related life insurance plan. Under this plan, we have purchased insurance on the lives of the Officers to provide preretirement life insurance benefits to them in an amount equal to four times salary for the most senior Officer, three times salary for the next most senior Officers, and two times salary for the third most senior Officers. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in providing the preretirement insurance plan. The life insurance policies also are intended to cover in part the supplemental retirement benefits described above.

DEFERRED COMPENSATION PLAN

    Officers may participate in a Deferred Compensation Plan under which they may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant's account, plus accrued interest, will be paid to him or her, or to his or her beneficiary according to their election form.

CHANGE OF CONTROL AGREEMENTS

    Change of Control agreements have been executed with seven members of management, including the Officers named in this proxy statement. If within three years following a change of control of the Company, the Officer's employment is involuntarily terminated without cause or is voluntarily terminated by the Officer with good reason, the agreements provide affected individuals with:

    1.  Payments of 1.0 or 2.99 times the base salary of the individual;

    2. Continuation for 36 months of health, medical and other insurance programs;

    3. Payment of an amount equal to the actuarial value of up to 36 months of additional credited service under the Retirement Plan: and

    4. Full vesting and payment in a lump sum of any Supplemental Retirement benefits that the individual is otherwise entitled to upon termination.

    As defined in the agreements, "change of control of the Company" will have occurred when:

    1. A person secures ownership of 20% or more of the voting power of the outstanding stock of the Company;

    2. A change occurs in the majority of the Board for two consecutive years, which has not been approved by the Directors in office at the beginning of the period; or

    3. Shareholders approve a merger or consolidation of the Company with another company where the outstanding voting stock of the Company does not continue to represent at least 80% of the combined voting power of the Company or the surviving company.

    Individuals may terminate employment following a change in control "with good reason" if:

    1. The individual is assigned duties inconsistent with the duties before the change in control;

    2. The headquarters are relocated more the 50 miles from the present location;

    3. The individual is required to relocate more than 50 miles from the present location;

    4. Compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

    5. The Company fails to obtain an agreement from its successor to perform under the change of control agreements;

    6. The Company fails to offer the individual any compensation plan provided to other executives of similar responsibility;

    7. The Company eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefit plans; or

    8. The executive resigns within the thirty days immediately after the first 12 months following a change of control.

    The Board has limited discretion to determine whether a change of control of the Company has taken place.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    On December 6, 1999, the Board appointed the firm of Arthur Andersen LLP to serve as independent certified public accountants for the calendar year 2000. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has audited our accounts continuously since 1988. We expect a representative of Arthur Andersen LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak if he or she desires.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    From time to time, shareholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must submit nominations of Directors or proposals, at the appropriate time, in addition to meeting other legal requirements. We must receive proposals for inclusion in the proxy statement for the 2001 annual meeting, which is expected to take place on Thursday, May 17, 2001, no later than December 14, 2000. In addition, if we receive notice of a shareholder proposal after February 15, 2001, the persons named as proxies in the proxy statement for the 2001 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2001 Annual Meeting. Direct any proposals to the undersigned.

                                 OTHER BUSINESS

    The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          NANCY ROWDEN BROCK
                                          Secretary

                      PLEASE VOTE--YOUR VOTE IS IMPORTANT

                                  "APPENDIX A"
                        GREEN MOUNTAIN POWER CORPORATION
                           2000 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)  "Board" shall mean the Board of Directors of the Company.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to administer the Plan to the extent feasible in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

(g) "Company" shall mean Green Mountain Power Corporation, a Vermont corporation, and any successor corporation.

(h)  "Director" shall mean a member of the Board.

(i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the New York Stock Exchange, the average of the high and low sales price as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it is open for trading; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of disposition of Shares under the Plan.

(l) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

(o) "Other Stock Grant" shall mean any right granted under Section 6(e) of the Plan.

(p) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(q) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan. A Participant shall cease to be such under the Plan after all Awards granted to him or her are no longer exercisable.

(r) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(s) "Person" shall mean any individual, corporation, partnership, association or trust.

(t) "Plan" shall mean the Green Mountain Power Corporation 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(u) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

(v) "Restricted Stock" shall mean any Shares granted under Section 6(c) of the Plan.

(w) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y) "Shares" shall mean shares of Common Stock, $3.33 1/3 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(z) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate those Eligible Persons who are to be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award;
(iv) determine the terms and conditions of any Award or Award Agreement;
(v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 500,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 100,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY.

    Any Eligible Person shall be eligible to be designated a Participant. An Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

        (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

        (ii) Option Term. The term of each Option shall be fixed by the Committee but no Option shall be exercisable more than ten years after the grant date.

        (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (iv) Reload Options. The Committee is hereby authorized to grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant will be granted a new Option (the Reload Option) when payment of all or a portion of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant, and/or when Shares are tendered or withheld as payment of all or a portion of the amount to be withheld under applicable income tax laws in connection with the exercise of an option. The Reload Option will be an Option to purchase that number of Shares not exceeding the sum of (A) the number of Shares used for payment of the exercise price of the previously granted option to which such Reload Option relates and (B) the number of Shares tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates. Reload Options may be granted with respect to Options previously granted under the Plan or with respect to options under any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or under any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

        (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

        (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

        (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and
(ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)  General.

        (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

        (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

        (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

        (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but in no event more than ten years.

        (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

All Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Unit, Other Stock Grant or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

The value of all outstanding Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Grants and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 7(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

Any Performance Award that has been earned but not paid shall become immediately payable in cash.

(b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

if (A) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (a "20% Holder"); or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this subsection) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths ( 3/4) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors of the Company; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, however, that a Change of Control shall not be deemed to have occurred under clauses (A) or (C) above if a majority of the Continuing Directors (as defined below) determine within five business days after the occurrence of any event specified in clauses (A) or (C) above that control of the Company has not in fact changed and it is reasonably expected that such control of the Company in fact will not change. Notwithstanding that, in the case of clause (A) above, the Board shall have made a determination of the nature described in the preceding sentence, if there shall thereafter occur any material change in facts involving, or relating to, the 20% Holder or to the 20% Holder's relationship to the Company, including, without limitation, the acquisition by the 20% Holder of l% or more additional outstanding voting stock of the Company, the occurrence of such material change in facts shall result in a new Change of Control for the purpose of this Plan. In such event, the second immediately preceding sentence hereof shall be effective. As used herein, the term "Continuing Director" shall mean any member of the Board on the date of the adoption of this Plan and any successor of a Continuing Director who is recommended to succeed the Continuing Director by a majority of Continuing Directors.

(c) Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

Notwithstanding any other provision of the Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the exercise period, to elect to surrender all or part of the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Grant or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of Shares as to which the right granted under this Section 7 shall have been exercised.

SECTION 8. AMENDMENT AND TERMINATION; ADJUSTMENTS.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

       (i) would violate the rules or regulations of the New York Stock Exchange or any securities exchange upon which the Shares are listed;

       (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan; or

       (iii) would decrease the grant or exercise price of any Option, Stock Appreciation Right, Other Stock Grant or Other Stock Based Award to less than the Fair Market Value on the date of grant.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. INCOME TAX WITHHOLDING; TAX BONUSES.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes required to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such required tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

SECTION 10. GENERAL PROVISIONS.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Vermont.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. EFFECTIVE DATE OF THE PLAN.

The Plan was approved by the Board on February 7, 2000, subject to approval by the shareholders of the Company and the Vermont Public Service Board within twelve (12) months theretofore. Any Award granted under the Plan prior to shareholder and Vermont Public Service Board approval of the Plan shall be subject to shareholder and Vermont Public Service Board approval of the Plan.

SECTION 12. TERM OF THE PLAN.

No Award shall be granted under the Plan after February 7, 2005 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        GREEN MOUNTAIN POWER CORPORATION
                                163 Acorn Lane
                           Colchester, Vermont 05446

     The undersigned hereby appoints Christopher L. Dutton and Nancy Rowden Brock as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 23, 2000, at the Annual Meeting of Shareholders to be held on May 18, 2000, or any adjournment thereof.


      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
                            -- FOLD AND DETACH HERE --

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned          Please mark
shareholder or absent instruction will be voted FOR Items 1, 2, and 3. Unless authority to vote for         your votes as
any matter or director is withheld, authority to vote for such nominee or matter will be deemed granted.    indicated in
                                                                                                            this example   /x/

                                                 FOR  AGAINST  ABSTAIN                                      FOR  AGAINST  ABSTAIN
Item 1. Change the structure of the Board of                                       Item 3. Adoption of the
        Directors to consist of between seven    / /    / /      / /                       2000 Stock       / /   / /       / /
        and 10 members as determined by vote                                               Incentive Plan.
        of the Board of Directors from time to
        time, and to be elected at the annual
        meeting of shareholders or at a special
        meeting held in its place thereof.
                                                  FOR           WITHHELD
Item 2. Election of the following nominees as                    FOR ALL           Item 4. To vote on such other matters as may
        Directors: Class II: Merrill O. Burns     / /    / /      / /                      properly come before the Annual Meeting
        and Christopher L. Dutton, to serve                                                and any and all adjournments thereof.
        until the 2003 Annual Meeting.                                                     Management knows of no other matters to
                                                                                           be brought before the Annual Meeting;
                                                                                           however, the persons named as proxy
                                                                                           holders and their substitutes will vote
Withheld for the following nominee(s) only, print name(s):                                 in accordance with their best judgment
                                                                                           if any other matters are properly
--------------------------------------------------------------------                       brought before the Annual Meeting.

                                                                           --------                                          WILL
                                                                                  |                                         ATTEND
                                                                                  |     If you plan to attend the annual
                                                                                  |     meeting please mark the              / /
                                                                                        WILL ATTEND box.

SIGNATURE                                             SIGNATURE                                               DATE
         --------------------------------------------            ---------------------------------------------     ---------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
----------------------------------------------------------------------------------------------------------------------------------
                                            --FOLD AND DETACH HERE--